Exhibit 99.1

FOR IMMEDIATE RELEASE	No. 10-01

For more information contact: Ronald D. Mogel, Senior Vice President and Chief Financial Officer

Phone: (337) 896-6664

Investor Relations: Mark Collinson, Partner, CCG Investor Relations

Phone: (310) 954-1343

OMNI Announces Successful Results of I.M.P.A.C.T.TM Cleaning Technology System

CARENCRO, La. — January 21, 2010 — OMNI ENERGY SERVICES CORP. (NASDAQ GM: OMNI) today announced it has successfully executed a cleaning operation in an active production environment with its I.M.P.A.C.T.TM automated cleaning unit on an offshore production platform in the Gulf of Mexico for its first commercial client, Stone Energy Corp. (“Stone”) (NYSE: SGY), an oil and gas exploration and production company headquartered in Lafayette, La.

I.M.P.A.C.T.’s unique, patent pending, proprietary technology uses the vessel’s operating pressure and existing internal fluid to mechanically remove solid waste without the need to shut-in production and provides many advantages including:

•	simple cost-effective retrofit installation;

•	improved safety and efficiency of offshore tank and vessel cleaning by dramatically reducing confined space entry exposure;

•	elimination or significant reduction of fluid waste by reintroducing polished fluid back into the production stream; and

•	extraction of solids from low-pressure applications, including separators, skimmers and treaters.

“We are extremely pleased with this successful test of our system in a live commercial production confirming the benefits of this system to our clients as well as the enhanced safety to our employees,” said OMNI President and Chief Executive Officer Brian Recatto. Mr. Recatto further stated “In November 2009, we installed three I.M.P.A.C.T. cleaning devices on one offshore production platform. Yesterday, we were able to successfully remove all of the solids from these vessels without confined space entry or a production shut-in. The complete process took less than 24 hours to complete. We expect I.M.P.A.C.T. to become the standard for conventional tank and vessel cleaning, transforming the undertaking from a high risk, economically costly and environmentally damaging operation, to a safer, more cost-efficient, environmentally sensitive process.”

Kevin Hurst, Stone’s Offshore Production Manager, commented, “We are very pleased with the successful implementation and testing of the I.M.P.A.C.T. system on our facility. We anticipate that this will increase our productivity, minimize downtime and dramatically improve the safety of our offshore environment with respect to required vessel cleaning.”

Headquartered in Carencro, LA, OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating primarily in the Gulf of Mexico. OMNI provides its services through five business segments: Seismic Drilling (including drilling, survey and permitting services), Environmental Services, Equipment Leasing, Fluid and Transportation Services and Other Services. OMNI’s services play a significant role with geophysical companies who have operations in marsh, swamp, shallow water and the U.S. Gulf Coast also called transition zones and contiguous dry land areas also called highland zones.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties associated with the impact of the current economic climate, the efficacy of I.M.P.A.C.T. ™ cleaning technology and receipt of its patent, the timely conversion of seismic drilling backlog into revenue, the acceptance and use of OMNI’s environmental cleaning services, OMNI’s dependence on activity in the oil and gas industry, labor shortages, permit delays, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the ultimate outcome of pending litigation, the continued growth of our environmental services and equipment leasing business segments, and other risks detailed in OMNI’s filings with the Securities and Exchange Commission.